STANDARD & POOR'S      Frank A. Ciccotto, Jr.        55 Water Street-45th Floor
                       Senior Vice President                New York, NY  10041
                       Securities Evaluations               (212) 438-4417  Tel
                                                            (212) 438-7748  Fax
                       frank_ciccottojr@sandp.com



January 10, 2013


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:      The First Trust Combined Series 412

Gentlemen:

We have examined the Registration Statement File No. 333-185382, for the referenced Trust and acknowledge that Standard & Poor's Securities
Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 412. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Frank A. Ciccotto, Jr.